UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 22, 2013

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Bradley I. Meier resigned from his positions as Chairman, President and Chief Executive Officer of Universal Insurance Holdings, Inc. (“Company”), effective as of the close of business on February 22, 2013, to pursue opportunities outside the residential homeowners insurance industry.

As expected, the Board of Directors appointed Sean P. Downes to succeed Mr. Meier as President and Chief Executive Officer of the Company, effective as of the close of business on February 22, 2013. Mr. Downes will remain a director of the Company.

In addition, effective as of the close of business on February 22, 2013, Norman M. Meier resigned as Secretary and a director of the Company. There was no disagreement or dispute between Mr. Norman Meier and the Company which led to his decision to resign.

Mr. Downes, age 43, has been the Company’s Senior Vice President, Chief Operating Officer and a director since January 2005, and Chief Operating Officer and a director of Universal Property & Casualty Insurance Company, a wholly owned subsidiary of the Company, since July 2003. Mr. Downes was Chief Operating Officer of Universal Adjusting Corporation, a wholly owned subsidiary of the Company, from July 1999 to July 2003. During that time Mr. Downes created the Company’s claims operation. Before joining the Company in July 1999, Mr. Downes was Vice President of Downes and Associates, a multi-line insurance claims adjustment corporation.

Mr. Downes and the Company entered into an amended and restated employment agreement, effective as of February 22, 2013 (“Downes Agreement”). The Downes Agreement replaces Mr. Downes’ prior employment agreement with the Company and provides that Mr. Downes will serve as the Company’s President and Chief Executive Officer and perform all duties commensurate with such positions or as assigned to him from time to time by the Board of Directors.

The Downes Agreement is effective through December 31, 2015, unless earlier terminated in accordance with its terms. During the term, Mr. Downes will receive an annual base salary of $2,000,000, which will increase by 7.25% on each of January 1, 2014 and January 1, 2015 over the rate then in effect. Mr. Downes will also receive an annual performance bonus of 3% of the Company’s pre-tax income up to $5,000,000 and 4% of the Company’s pre-tax income over $5,000,000, subject to the Company’s shareholders approving the bonus formula at the Company’s 2013 annual meeting of shareholders. Should the Company’s shareholders fail to approve the bonus formula, Mr. Downes will receive an annual performance bonus equal to 3% of the Company’s pretax income, as provided in Mr. Downes’ prior employment agreement. Mr. Downes will receive a total of 1,500,000 restricted shares of Company common stock in three separate grants. The shares will vest over a period of three years, with 500,000 of the shares also subject to the achievement of performance-based vesting standards. Mr. Downes’ receipt of such shares is subject to his continued employment through the applicable vesting date.

Mr. Downes will also receive health and welfare benefits, an automobile allowance, annual paid vacation of up to thirty (30) days per year, and reimbursement for travel and related expenses.

In the event of a change in control of the Company during the term of the Downes Agreement, and Mr. Downes is involuntarily terminated without cause or resigns for good reason within twenty-four (24) months after such change in control, the Company will be obligated to pay Mr. Downes a lump sum cash amount equal to 48 months base salary, plus two times any bonuses paid for the preceding fiscal year. Such amounts are subject to adjustment pursuant to certain sections of the Internal Revenue Code. Further, in the event of a change in control, all options held by Mr. Downes vest and become immediately exercisable.

The Downes Agreement includes confidentiality, non-competition and non-solicitation provisions that will apply for two years following termination of Mr. Downes’ employment and other customary provisions.

Also as expected, the Board of Directors appointed Jon W. Springer as Senior Vice President and Chief Operating Officer of the Company, effective as of the close of business on February 22, 2013. The Board of Directors also elected Mr. Springer a director of the Company to fill the vacancy created by Mr. Bradley Meier’s resignation, effective as of the close of business on February 22, 2013. Mr. Springer, age 43, was Executive Vice President of Universal Risk Advisors, Inc., a wholly-owned subsidiary of the Company, from June 2006 through March 2008, and has been the Executive Vice President of Blue Atlantic Reinsurance Corporation, a wholly-owned subsidiary of the Company, since March 2008. Before joining Universal Risk Advisors, Inc., Mr. Springer was an Executive Vice President of Willis Re, Inc. and was responsible for managing property and casualty operations in its Minneapolis office.

Mr. Springer and the Company entered into a new employment agreement, effective as of February 22, 2013 (“Springer Agreement”). The Springer Agreement replaces Mr. Springer’s prior employment agreement with Blue Atlantic Reinsurance Corporation and provides that Mr. Springer will serve as the Company’s Senior Vice President and Chief Operating Officer and perform all duties commensurate with such positions and report to the Chief Executive Officer.

The Springer Agreement is effective through December 31, 2014, unless terminated in accordance with its terms. During the term, Mr. Springer will receive an annual base salary of $1,250,000, which will be increased by 7.25% on January 1, 2014. Mr. Springer will also receive an annual performance bonus of 2.5% of the Company’s pretax income, subject to the Company’s shareholders approving the bonus formula at the Company’s 2013 annual meeting of shareholders. Mr. Springer will receive a total of 500,000 restricted shares of Company common stock in two separate grants vesting over the term of the Springer Agreement. Mr. Springer’s receipt of such shares is subject to his continued employment through the applicable vesting date.

Mr. Springer will also receive health and welfare benefits, an automobile allowance, annual vacation of up to three (3) weeks per year, and reimbursement for travel and related expenses.

In the event that, in connection with a change in control of the Company during the term of the Springer Agreement, Mr. Springer is involuntarily terminated without cause or resigns for good reason within twenty-four (24) months after such change in control, the Company will be obligated to pay Mr. Springer a lump sum cash amount equal to 48 months base salary, plus two times any bonuses paid for the preceding fiscal year. Such amounts are subject to adjustment pursuant to certain sections of the Internal Revenue Code. Further, in the event of a change in control, all options held by Mr. Springer vest and become immediately exercisable.

The Springer Agreement includes confidentiality, non-disparagement, non-solicitation and non-competition provisions that will apply for at least one year following termination of Mr. Springer’s employment and other customary provisions.

Mr. Norman Meier and the Company entered into an employment agreement, effective as of February 22, 2013 (“Meier Agreement”). The agreement provides that Mr. Norman Meier shall continue to serve as an employee of the Company and provide marketing and consulting services to the Company and report to the Chief Executive Officer.

The Meier Agreement is effective through December 31, 2017, and thereafter is renewable for successive one-year intervals upon the mutual agreement of Mr. Norman Meier and the Company, but in no event will the term of the Meier Agreement extend beyond December 31, 2022. The Agreement may be terminated in accordance with its terms. During the term, Mr. Norman Meier will receive an annual base salary of $85,000 and is eligible for an annual bonus as determined in the Company’s sole discretion. Mr. Norman Meier will also receive health and welfare benefits and reimbursement for travel and related expenses.

The Meier Agreement includes confidentiality, non-disparagement, non-solicitation and non-competition provisions that will apply for at least one year following termination of Mr. Norman Meier’s employment and other customary provisions.

The preceding summary of the Meier Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Meier Agreement, which is attached hereto as Exhibit 10.3 is incorporated herein by reference.

The preceding summaries of the Downes Agreement, Springer Agreement and Meier Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Downes Agreement, Springer Agreement and Meier Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K information contained in the press release filed as Exhibit 99.1 to this report. The information furnished pursuant to, and incorporated by reference in, this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Amended and Restated Employment Agreement, dated February 22, 2013, by and between Mr. Downes and the Company

10.2	Employment Agreement, dated February 22, 2013, by and between Mr. Springer and the Company

10.3	Employment Agreement, dated February 22, 2013, by and between Mr. Norman Meier and the Company

99.1	Press Release, dated February 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 22, 2013	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer
George R. De Heer
Chief Financial Officer